Exhibit 4.5

SECURITIES PURCHASE AGREEMENT

        This Securities Purchase Agreement (this “Agreement”) is dated as of March 31, 2004, by and among NUR Macroprinters Ltd., an Israeli corporation (the “Company”), and the purchasers listed on Schedule 1 hereto and who are signatories hereto (each a “Purchaser” and collectively, the “Purchasers”).

        WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company the (i) number of shares of Common Stock, and (ii) Warrants set forth opposite each Purchaser’s name on Schedule 1 hereto (collectively, the “Offering”).

        NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.

DEFINITIONS

        1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

        “Action” shall have the meaning ascribed to such term in Section 3.1(j).

        “Agent Shares” shall have the meaning ascribed to such term in Section 2.6 of this Agreement.

        “Agent Warrant Agreement” shall mean the Placement Agent’s Warrant Agreement dated as of the Closing Date.

        “Agent Warrants” shall have the meaning ascribed to such term in Section 2.6 of this Agreement.

        “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

        “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

        “Closing” means the closing of the purchase and sale of the Common Stock and the Warrants pursuant to Section 2.1 on March 31, 2004, or such other date as agreed to by the parties.

        “Closing Date” means the date of the Closing.

        “Closing Price” means on any particular date (a) the last reported closing price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York time) as the last reported closing price for regular session trading on such day), or (b) if there is no such price on such date, then the closing price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York time) as the closing price for regular session trading on such day).

        “Commission” means the Securities and Exchange Commission.

        “Common Stock” means the Company’s ordinary shares, NIS 1.0 nominal value per share, and any securities into which such Common Stock may hereafter be reclassified.

        “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

        “Disclosure Schedules” means the Disclosure Schedules attached hereto.

        “Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

        “Investor Securities” means the Shares, the Warrants and the Warrant Shares.

        “Liens” means a lien, charge, security interest, encumbrance, right of first refusal or other restriction.

        “Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

        “Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

        “Per Share Purchase Price” means $1.16, subject to adjustment for reverse of forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and before the Closing.

        “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

      “Placement Agent” means Rockwood, Inc.

        “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares and by the Placement Agent of the Agent Shares.

        “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of EXHIBIT A hereto.

        “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

        “SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

        “Securities Act” means the Securities Act of 1933, as amended.

        “Shares” means the shares of Common Stock purchased by the Purchasers pursuant to this Agreement.

        “Subscription Agreement” means as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the Signature Page of this Agreement in United States Dollars and in immediately available funds.

        “Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a).

        “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting price); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), and (ii) hereof, then Trading Day shall mean a Business Day.

        “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

        “Transaction Documents” means this Agreement, the Registration Rights Agreement, the Warrants, the Placement Agent Warrant Agreement, the Agent Warrant(s) and any and all other documents or agreements executed in connection with the transactions contemplated hereunder.

        “Transaction Securities” means the Shares, the Warrants, the Warrant Shares, the Agent Warrants and the Agent Shares.

        “Warrants” means the five (5) year common stock purchase warrants, in the form annexed hereto as EXHIBIT B, issuable to each Purchaser at Closing, which Warrants are exercisable to purchase twenty-five (25%) percent of the aggregate number of Shares that each Purchaser purchased pursuant hereto. The Warrants shall have an initial exercise price equal to the Closing Price.

        “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

        2.1 Closing. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall sell and issue to each Purchaser and each Purchaser shall purchase from the Company hereto such number of Shares as shall equal such Purchaser’s Subscription Amount divided by the Per Share Purchase Price. The Warrants shall be issued without additional consideration. The aggregate number of Shares and Warrants each Purchaser shall receive is set forth opposite each Purchaser’s name on Schedule 1 hereto. Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of Gusrae Kaplan & Bruno, PLLC, or such other location as the parties shall mutually agree.

        Notwithstanding anything herein to the contrary, in the event that any of the Purchasers fail to pay its respective purchase price on or before the agreed upon date for the closing (the “Breaching Purchaser”), then, without derogating from the rights and remedies available to the Company regarding such Breaching Purchaser, the Closing will be held and the sale of Shares subscribed for by the non-breaching Purchasers shall take place, provided, however, that in the event that more than twenty-five percent (25%) of the aggregate purchase price is not paid by Closing, the Company may, at its discretion, elect to terminate the issuance and sale of the Shares, Warrants and Agent Warrants and this Agreement without any further liability to the Company and the non-breaching Purchasers.

        2.2 Closing Conditions.

    (a)               At the Closing, the Company shall deliver or cause to be delivered to:

    (i)               irrevocable instructions to the Company’s transfer agent to issue as soon as is reasonably practicable to each Purchaser share certificates for such number of Shares set forth next to such Purchaser’s name on Schedule 1 hereto purchased by each Purchaser;

    (ii)               each Purchaser, a Warrant, registered in the name of such Purchaser, as duly executed by the Company, entitling such Purchaser to purchase such amount of Warrant Shares as set forth next to such Purchaser’s name on Schedule 1 hereto;

(iii) each Purchaser, the Registration Rights Agreement duly executed by the Company;

(iv) each Purchaser, this Agreement duly executed by the Company;

    (v)               the Placement Agent, a certificate of the Chief Executive Officer and Chief Financial Officer of the Company stating, among other things, that (i) all the conditions set forth in Section 2.2 of this Agreement have been satisfied, (ii) except as set forth in any Schedule to this Agreement or as otherwise disclosed in any SEC Reports, since December 31, 2003, there has been no event, condition or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, and (iii) the Company has complied with all its covenants and agreements set forth in the Transaction Documents; and

(vi) the Placement Agent, the Board of Director resolutions authorizing the Transaction Documents, the Offering and related matters.

    (b)               At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s payment for the Shares and Warrants being purchased from the escrow account by wire transfer;

(iii) the Registration Rights Agreement duly executed by such Purchaser; and

(iv) the completed and executed Selling Shareholder Questionnaire in the form annexed hereto as EXHIBIT C.

    (c)               All representations and warranties of each of the parties herein shall remain true and correct as of the Closing Date.

    (d)               As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

    (e)               From the date hereof to the Closing Date, (i) trading in the Common Stock shall not have been suspended; (ii) trading in securities generally shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market; and (iii) there shall have been no banking moratorium declared either by the United States or New York State authorities.

        2.3 Escrow Provisions. Pending the sale of the Shares and the Warrants, all funds paid hereunder shall be deposited by the Company in escrow with Continental Stock Transfer & Trust Company (the “Escrow Agent”) pursuant to an escrow agreement by and among the Escrow Agent, the Company, and the Placement Agent (the “Escrow Agreement”). If a Closing has not occurred on or prior to April __, 2004, or such later date mutually agreed by Company and Placement Agent (the “Termination Date”), then this Agreement shall be void and all funds paid hereunder by each Purchaser shall be promptly returned to each Purchaser without interest and/or deduction, subject to Section 2.5 hereof. If a Closing occurs on or prior to the Termination Date, then all net purchase price proceeds shall be paid over to the Company within three (3) business days thereafter.

        2.4 Certificates.Each Purchaser hereby authorizes and directs the Company: (i) to irrevocably instruct the Company’s transfer agent to deliver, as soon as reasonably practicable following the Closing, certificates representing the Shares to be issued to such Purchaser pursuant to this Agreement; and (ii) to deliver certificates representing the Warrants to be issued to such Purchaser pursuant to this Agreement, to each Purchaser’s address indicated in this Agreement.

        2.5 Return of Funds. Each Purchaser hereby authorizes and directs the Company to return any funds for unaccepted purchases to the same account from which the funds were drawn.

        2.6 Expenses; Fees. Simultaneously with payment for and delivery of the Shares and Warrants, at each Closing, the Company shall: (i) pay to the Placement Agent a cash fee equal to five (5%) percent of the aggregate purchase price of the Shares indicated on Schedule 1hereto (the “Cash Fee”); (ii) reimburse the Placement Agent for its actual out-of-pocket expenses incurred in connection with the Offering, including, without limitation, the reasonable fees and expenses of its legal counsel, not to exceed legal fees of $15,000; (iii) pay all expenses in connection with the qualification of the Securities under the blue sky laws of the states which the Placement Agent shall designate, including filing fees and disbursements in connection with such blue sky matters; (iv) pay certain fees to the Escrow Agent for acting as escrow agent; and (v) issue to the Placement Agent five (5) year warrants (the “Agent Warrants”) to purchase such number of shares of Common Stock (the “Agent Shares”) as shall equal five (5%) percent of the aggregate number of Shares sold in the Offering at a per share exercise price equal to the Per Share Purchase Price.

        2.7 Placement Agent. The Investor Securities are being offered on a “best-effort” basis by the Placement Agent. The Placement Agreement reserves the right, but is under no obligation, to sell to its affiliates Shares and Warrants on the terms provided herein.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

        3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:

            (a) Subsidiaries. Other than as disclosed in the SEC Reports, the Company has no direct or indirect operating subsidiaries (a “Subsidiary” and collectively, the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

            (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

            (c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further corporate action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

            (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, do not and will not (i) conflict with or violate any provision of the Company’s Memorandum of Association, the Amended and Restated Articles of Association and any and all amendments thereto (collectively, the “Internal Documents”), (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise), or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

            (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing with the Commission of the Registration Statement, the application(s) and approvals to each Trading Market for the listing of the Shares, Warrant Shares and the Agent Shares for trading thereon in the time and manner required thereby, and applicable Blue Sky filings.

            (f) Issuance of the Securities. All of the Transaction Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable immediately after the payment of the Per Share Purchase Price for the Shares or exercise price for the Warrant Shares and Agent Shares, free and clear of all Liens. The Company has reserved from its duly authorized capital stock such number of shares of Common Stock so as to permit the issuance of the Shares, the Warrant Shares and the Agent Shares.

            (g) Capitalization. The registered share capital of the Company is fifty million New Israeli Shekels (NIS 50,000,000), divided into fifty million (50,000,000) ordinary shares, of which no more than 17,414,281 ordinary shares are issued and outstanding as of December 31, 2003. In addition, as of December 31, 2003, the Company had issued and outstanding options and warrants exercisable into no more than 5,829,543 ordinary shares, and has an outstanding loan of $1.50 million convertible into ordinary shares at a conversion price of $0.62. All of the Company’s outstanding securities have been and are, or upon issuance will be duly authorized, validly issued, fully paid and non-assessable. (i) No shares of the Company’s capital stock are subject to any preemptive rights, right of participation or any other similar rights; (ii)  there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (iii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Transaction Securities as described in the Transaction Documents; and (iv) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All prior sales of securities of the Company were either registered under the Securities Act and applicable state securities laws or exempt from such registration, and the Company is not aware of any security holder who has any rescission and/or similar rights with respect thereto.

            (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or Section 15(d) of the Exchange Act, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules to this Agreement, the “Disclosure Materials”). As of their respective dates, except to the extent set forth in the SEC Reports with respect to restatements of the Company’s financial statements, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and to the Company’s best knowledge, none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, except to the extent set forth in the SEC Reports with respect to restatements of the Company’s financial statements. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (“GAAP”), except to the extent set forth in the SEC Reports with respect to restatements of the Company’s financial statements, and except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

            (i) Material Changes. Since December 31, 2003, other than as may be disclosed on any Current Report on Form 6-K filed by the Company with the Commission (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its holders of Common Stock or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

            (j) Litigation. The Company is not aware of any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency and/or regulatory authority (federal, state, county, local or foreign), (collectively, an “Action”) which does and/or could (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents and/or the Transaction Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission and/or other entity involving the Company or any current directors or officers of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

            (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

            (l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body known or served to the Company, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not result in a Material Adverse Effect.

            (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

            (n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries, taken as a whole. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in material compliance.

            (o) Intellectual Property Rights. The Company and its Subsidiaries own, or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and no claim, action or proceeding has been made or brought against, or to the Company’s knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement, except where such infringement, claim, action or proceeding would not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

            (p) Transactions With Affiliates and Employees. None of the officers, directors and/or employees of the Company and the Subsidiaries are a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

            (q) Internal Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (r) Certain Fees. Except for payments payable to the Placement Agent by the Company, the Company has not entered into agreement to pay any brokerage or finder’s fees or commissions to any person including, but not limited to, any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement, except to the extent a Purchaser made an agreement to make any such payment.

            (s) Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Investor Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Transaction Securities hereunder does not contravene the rules and regulations of the Trading Market.

            (t) Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

            (u) Listing and Maintenance Requirements. On March 24, 2004, the Company received a compliance notice from the Trading Market authorities, stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(2). In previous years the Company has fulfilled this requirement because it had stockholders’ equity in excess of $2.5 million. As of December 31, 2003, the Company has negative stockholders’ equity of $1.5 million. The Company has been asked by the Trading Market authorities to provide a plan by April 7, 2004, setting forth how the Company intends to achieve and sustain compliance with the listing requirements. The Company anticipates that such a plan will be provided to the Trading Market authorities by that date.

            (v) No General Solicitation. Neither the Company, its Subsidiaries, any of their affiliates nor any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares and the Warrants.

            (w) No Integrated Offering. Neither the Company, its Subsidiaries, any of their affiliates nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Transaction Securities under the Securities Act or cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Transaction Securities under the Securities Act or cause the Offering to be integrated with other offerings.

            (x) Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, except when the failure to do so would not have a Material Adverse Effect, and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations or to the Company’s knowledge otherwise due and payable, except those being contested in good faith and has set aside on its books reserves in accordance with GAAP reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            (y) Registration Rights. Except with respect to Purchasers and the Placement Agent and except as may be provided on Schedule 3.1(z) hereto, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

            (z) Right of First Refusal. No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings of securities by the Company.

            (aa)        Disclosure. The Company confirms that, neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are, as of the date hereof and as of the Closing Date and subject to the qualifications therein, true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (bb)        Insurance. Each of the Company and its Subsidiaries maintain insurance of the types and in the amounts deemed adequate for its business for all risks normally insured against an entity carrying on the same business or businesses as the Company or its Subsidiaries, including, but not limited to, product liability insurance, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

            (cc)        Environmental. The Company and each of its Subsidiaries is, to the best of its knowledge, not in violation of applicable published rules and regulations relating to environmental matters which violation could be reasonably foreseeable to result in a Material Adverse Effect and no material expenditures are or will be required in order to comply with any such existing laws.

            (dd)       Conduct of Business. Except as may be disclosed on any Current Report on Form 6-K filed by the Company with the Commission, since December 31, 2003, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, having a Material Adverse Effect, (b) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (c) discharged or satisfied any liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the balance sheet dated as at December 31, 2003 and forming part of the SEC Documents, and current liabilities incurred since December 31, 2003, in each case in the usual and ordinary course of business, (d) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (e) sold, transferred or leased any of its assets except in the usual and ordinary course of business, (f) cancelled or compromised any debt or claim, or waived or released any right, of material value, (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company, (h) entered into any transaction other than in the usual and ordinary course of business except for this Agreement and the related agreements referred to herein, (i) encountered any labor difficulties or labor union organizing activities, (j) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equity security of the Company, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (l) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (m) entered into any agreement or otherwise obligated itself, to do any of the foregoing.

            (ee)       Foreign Corrupt Practices. Neither the Company, nor to the Company’s best knowledge, any of its Subsidiaries, directors, officers, agents, employees or other persons acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, or (b) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

        3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company, acknowledging that the Company is relying upon the accuracy and completeness of the representations and warranties set forth herein to, among other things, ensure that registration under Section 5 of the Securities Act is not required in connection with the sale of the Securities hereby, as follows:

        (a) Organization; Authority. Such Purchaser, if not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

        (b) Investment Intent. Such Purchaser understands that the Investor Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and in connection therewith, the Company is relying in part on the representations of the Purchaser set forth herein, and it is acquiring the Investor Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Investor Securities or any part thereof, has no present intention of distributing any of such Investor Securities and has no arrangement or understanding with any other persons regarding the distribution of such Investor Securities (this representation and warranty not limiting such Purchaser’s right to sell the Investor Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Investor Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Investor Securities.

        (c) Purchaser Status. At the time such Purchaser was offered the Shares and Warrants, it was, and at is at the date hereof and will be on the Closing Date an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Purchaser is not, and is not required to be, registered as a broker-dealer under Section 15 of the Exchange Act.

        (d) Purchaser’s Review of Information. In making an investment decision as to whether to purchase the Shares and Warrants offered hereby, each Purchaser has relied upon the SEC Reports and the representation and warranties of the Company contained herein and conducted such independent examinations as it deemed necessary. Each Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the officers and all such questions have been asked and answered by the Company to the satisfaction of the Purchaser.

        (e) Experience of Such Purchaser. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Investor Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Investor Securities and, at the present time, is able to afford a complete loss of such investment.

        (f) General Solicitation. Such Purchaser is not purchasing the Shares and Warrants as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

        (g) Compliance with the Securities Laws. Such Purchaser hereby confirms its understanding that it may not cover short sales made prior to the Effective Date with shares of Common Stock registered for resale on the Registration Statement.

        (h) No Conflicts. Neither the execution and delivery of this Agreement and/or any Transaction Document, nor the consummation of the Transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject or any provision of its organizational documents or other similar governing instruments and it will not result in any conflict with, breach of, or default (or give rise to any right of termination, cancellation or acceleration or the loss of any benefit) under any of the terms, conditions or provisions of any agreement, permit or other instrument or obligation to which such Purchaser is a party, or by which such Purchaser or any of its properties or assets may be bound.

        (i) No Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Investor Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Investor Securities.

        (j) No Litigation, Etc. There is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of the Purchaser, threatened against the Purchaser which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Transaction Documents.

        (k) Approvals. The execution, delivery and performance by the Purchaser of this Agreement and the Transaction Documents to which it is a party, and the consummation of the transactions set forth herein require no material action by or in respect of, or material filing with, any governmental body, agency, official or authority, by the Purchaser other than (i) any filings, authorizations, consents and approvals as may be required under the Hart-Scott-Rodino Improvements Act of 1976, as amended; (ii) the filing by the Purchaser with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby, and (iii) any filings required by the securities or blue sky laws of the various states.

        (l) Placement Agent. Each Purchaser agrees that neither the Placement Agent nor any of its respective directors, officers, affiliates, employees or agents shall be liable to the Purchaser for any action taken or omitted to be taken by it in connection therewith, except for willful misconduct or gross negligence.

        The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2 and Section 4.1.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

        4.1 Transfer Restrictions.

        (a) The Investor Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Investor Securities other than pursuant to an effective registration statement, or in connection with a pledge as contemplated in Section 4.1(b) hereof, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, or an opinion of counsel to the Company to the effect that such transfer does not require registration of such transferred Investor Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

        (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Investor Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY, OR A LEGAL OPINION OF COUNSEL TO THE COMPANY TO SUCH EFFECT . THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

        The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Investor Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Investor Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection with the grant of the pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Transaction Securities may reasonably request in connection with a pledge or transfer of the Investor Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Notwithstanding anything to the contrary, any such pledgee shall not be entitled to any rights under any of the Transaction Documents unless and until such pledgee executes a written agreement to be bound by Purchasers’ obligations under the Transaction Documents.

        (c) Subject to compliance with all laws, rules and regulations including, but not limited to, the Securities Act and the Exchange Act, certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following any sale of the Shares or Warrant Shares pursuant to a registration statement (including the Registration Statement) covering the resale of such security, or (ii) following any sale of the Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k) and appropriate documentation is provided satisfactory to legal counsel to the Company, or (iv) if such legend is not required under applicable regulation of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company agrees that at such time as such legend is no longer required under and pursuant to this Section 4.1(c), it will, no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares and/or Warrant Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

        (d) Each Purchaser severally and not jointly agrees that the removal of the restrictive legend from certificates representing the Shares and the Warrant Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Investor Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

        4.2 Furnishing of Information. Until the earlier of the date no Purchaser owns any Investor Securities or five (5) years from the date of this Agreement, the Company covenants and agrees to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Until the earlier of the date no Purchaser owns any Investor Securities or five (5) years from the date of this Agreement, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell any Shares and Warrant Shares under Rule 144. Until the earlier of the date no Purchaser owns any Investor Securities or five (5) years from the date of this Agreement, the Company further covenants and agrees that it will take such further action as any holder of Investor Securities may reasonably request, all to the extent required from time to time to enable such person to sell any Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

        4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of any of the Transaction Securities in a manner that would require the registration under the Securities Act of the sale of the Investor Securities to the Purchasers or that would be integrated with the offer or sale of the Investor Securities for purposes of the rules and regulations of any Trading Market.

        4.4 Securities Laws Disclosure; Publicity. The Company shall by the end of the business on the Business Day following the Closing issue a press release or file a Current Report on Form 8-K, disclosing the transactions contemplated hereby and make such other filings and notices in the manner and time required by the Commission. The Company and the Placement Agent shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Placement Agent shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Placement Agent, or without the prior consent of the Placement Agent, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

        4.5 Use of Proceeds. The Company covenants and agrees that all of the net proceeds that it receives from the sale of the Shares and Warrants pursuant to this Agreement, although distributed, allocated and expended by the Company in its sole discretion, shall be used for general working capital and corporate purposes.

        4.6 Form D and Blue Sky. If required, the Company shall file a Form D with respect to the Transaction Securities as required under Regulation D under the Securities Act and, upon written request, provide a copy thereof to each Purchaser and the Placement Agent promptly after such filing. The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify any Transaction Securities for sale to the Purchasers and/or the Placement Agent pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing. The Company shall make all filings and reports relating to the offer and sale of the Transaction Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing.

        4.7 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares, the Warrant Shares and the Agent Shares.

        4.8 Listing of Common Stock. The Company hereby agrees to use its best efforts to maintain the listing of the Common Stock on its current Trading Market, and immediately file with the Trading Market to list the applicable Shares, Warrant Shares and Agent Shares on the Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, Warrant Shares and Agent Shares and will take such other action as is necessary or desirable in the opinion of the Purchasers to cause the Shares, Warrant Shares and Agent Shares to be listed on such other Trading Market as promptly as possible. The Company will, to the extent commercially practicable, take all action necessary to continue the listing and trading of its Common Stock on its current Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

        4.9 Indemnification by the Purchasers. Each of the Purchasers (severally but not jointly) agrees to indemnify and hold harmless the Company and its officers, directors, agents, representatives, shareholders and employees and each of their respective affiliates, from and against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such party may suffer or incur which are caused by or arise out of (i) any material misrepresentation or material breach or default in the performance by it of any covenant or agreement made by it in this Agreement or in any of the Transaction Documents; or (ii) any material misrepresentation or material breach of warranty or representation made by it in this Agreement or in any of the Transaction Documents. Notwithstanding anything to the contrary provided herein or elsewhere, the liability of each Purchaser under this Section 4.10 shall be limited to the amount paid by the Purchaser pursuant hereto to purchase the Investor Securities, and the procedures and timing for indemnification by the Purchasers under this Section 4.10 shall follow the procedures and provisions of Sections 5.16(b) and (c), mutatis mutandis, with respect to indemnification by the Company of the Purchasers.

        4.10 Reporting Obligations. So long as any Purchaser beneficially owns any Investor Securities (but in any event no later than five (5) years from the date of this Agreement), the Company shall be required to continue to file or furnish pursuant to the Exchange Act or the Securities Act, and the Company shall use commercially reasonable best efforts to maintain it status as an issuer required to file such reports under the Exchange Act. In addition, the Company shall take all actions necessary to continue to meet the “registrant eligibility”requirements set forth in the general instructions to Form F-3 or any successor form thereto, to continue to be eligible to register the resale of the Shares, the Warrant Shares and the Agent Shares under the Securities Act on such Form.

ARTICLE V.

MISCELLANEOUS

        5.1 Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

        5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, including the Duncan Capital Proposed Term Sheet, executed by the parties on March 23, 2004, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

        5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on (a) after two (2) Business Days, if sent by U.S. nationally recognized overnight courier service, or (b) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications to the Company shall be as set forth below and for each Purchaser shall be as set forth on the signature pages attached hereto.

        If to the Company:

NUR Macroprinters Ltd. 12 Abba Hillel Silver Street P.O. Box 1281 Lod 71111 ISRAEL Attention: Chief Executive Officer Telephone: +972-8-9145555 Facsimile: +972-8-9218918

        5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

        5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

        5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser, however, may assign any or all of its Investor Securities and/or rights under this Agreement to any Person, provided such transferee agrees in writing to be bound, with respect to the transferred Investor Securities and otherwise, by the provisions hereof that apply to the “Purchasers.”

        5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

        5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

        5.9 Survival. The representations and warranties contained herein shall survive the Closing and delivery of the Shares and Warrants and until earlier of two years from the Closing Date or such time that no Purchaser owns any Shares, Warrants and/or Warrant Shares and any other agreements and covenants contained herein shall survive the Closing and delivery of the Shares and Warrants and until no Purchaser owns any Shares, Warrants and/or Warrant Shares.

        5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

        5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

        5.12 Replacement of Investor Securities. If any certificate or instrument evidencing any Investor Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Investor Securities.

        5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

        5.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall, to the extent permissible under applicable law, be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

        5.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

        5.16 Indemnification by the Company.

        (a) The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, agents and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (including the cost (including without limitation, reasonable attorneys’ fees) and expenses relating to an Indemnified Party’s (as defined below) actions to enforce the provisions of this Section 5.16) (collectively, “Losses”), as incurred, to the extent arising out of or relating to (i) any material misrepresentation or material breach of any representation or warranty made by the Company in the Transaction Documents, or, (ii) any material breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, or (iii) any cause of action, suit or claim brought or made against such Indemnified Party and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents executed pursuant hereto by any of the Indemnified Parties; provided, however, that the Company shall have no liability under this Section 5.16 for any amount paid in settlement of claims without its consent, which shall not be unreasonably withheld; or to the extent that is finally judicially determined that such Losses result solely from a breach by the Purchaser of any representation, warranty, covenant or agreement of such Purchaser contained in this Agreement or the gross negligence or willful misconduct of such Purchaser. If the indemnification provided for in this Section 5.16 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses, then the Indemnifying Party (as defined below), in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

        (b) Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Company (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

        An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel for all Indemnified Parties in any matters related on a factual basis shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding affected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

        (c) Timing of Payments. All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 5.16 shall be paid to the Indemnified Party, as incurred, within five (5) Trading Days of written notice thereof to the Indemnifying Party; provided, however, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

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        IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NUR MACROPRINTERS LTD. BY: —————————————— David Amir Chief Executive Officer

PURCHASERS SIGNATURE PAGE

—————————————— BY: —————————————— Name: Title:

—————————————— Address

—————————————— Facsimile Number

—————————————— Tax I.D. #

Subscription Amount:$_______________ —————————————— BY: —————————————— Name: Title:

—————————————— Address

—————————————— Facsimile Number

—————————————— Tax I.D. #

Subscription Amount:$_______________